UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

AEP INDUSTRIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35117	22-1916107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Chestnut Ridge Road, Montvale, New Jersey		07645
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 24, 2016, AEP Industries Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berry Plastics Group, Inc., a Delaware corporation (“Parent”), Berry Plastics Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Holdings”), Berry Plastics Acquisition Corporation XVI, a Delaware corporation and a direct wholly owned subsidiary of Holdings (“Merger Sub”), and Berry Plastics Acquisition Corporation XV, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Holdings (“Merger Sub LLC”), providing for (i) the merger of Merger Sub with and into the Company (the “First-Step Merger”), with the Company surviving the First-Step Merger, and, (ii) thereafter, the merger of the Company with and into Merger Sub LLC (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Merger Sub LLC surviving as a wholly owned subsidiary of Holdings.

The Merger Agreement has been approved by the board of directors of each of the Company and Parent, and the board of directors of the Company has agreed to recommend that the Company’s stockholders vote to approve the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement.

At the effective time of the First-Step Merger (the “Effective Time”), each share of common stock (including shares underlying Company restricted stock awards), par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) owned by the Company as treasury stock, (ii) owned by Parent, Holdings, Merger Sub or Merger Sub LLC and (iii) shares of Company Common Stock with respect to which holders have properly exercised and perfected a demand for appraisal rights pursuant to the Delaware General Corporation Law) will be converted into the right to receive, at the stockholder’s election, $110 in cash (the “Cash Consideration”) or 2.5011 shares (the “Exchange Ratio”) of Parent common stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement. The Merger Consideration in the Integrated Mergers will be prorated as necessary to ensure that 50% of the total outstanding shares of the Company entitled to receive Merger Consideration will be exchanged for cash and 50% of such shares will be exchanged for Parent common stock.

Each Company stock option outstanding as of the Effective Time will be cancelled in exchange for the right to receive (i) a cash payment equal to the excess of the product of 50% of the Cash Consideration and the total number of shares of Company Common Stock underlying such stock option over the aggregate exercise price of such stock option and (ii) a number of shares of Parent common stock equal to the product of 50% of the Stock Consideration and the total number of shares of Company Common Stock underlying such stock option, subject to certain conditions. Each holder of a Company performance unit will be entitled to elect to receive either (i) a cash payment equal to the product of (A) the closing price of a share of Company Common Stock on NASDAQ on the last full trading day prior to the Effective Time and (B) the total number of shares of Company Common Stock subject to such performance unit or (ii) a combination of (1) a cash payment equal to the product of (A) 50% of the Cash Consideration and (B) the total number of shares of Company Common Stock subject to such performance unit and (2) a number of shares of Parent common stock equal to the product of (A) 50% of the Stock Consideration and (B) the total number of shares of Company Common Stock subject to such performance unit, subject to certain conditions. For performance units with a performance period as in effect immediately prior to the Effective Time, the number of performance units will be pro-rated for the period through the Effective Time based on the level of achievement of such performance condition through the last completed fiscal month prior to the Effective Time in a manner that is consistent with past practice.

Consummation of the Integrated Mergers is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote on the Integrated Mergers; (ii) the expiration or early termination of the waiting period applicable to the consummation of the Integrated Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Required Antitrust Approvals”); (iii) the absence of any law, injunction, judgment or ruling restraining, enjoining, preventing or prohibiting the consummation of the Integrated Mergers; (iv) no governmental authority having instituted any legal proceeding (which remains pending) seeking to restrain, enjoin, prevent or prohibit the Integrated Mergers; (v) unless Parent has made the Alternative Funding Election (as defined below), a registration statement on Form S-4 will have been declared effective by the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the “Securities Act”), and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceedings to that effect shall have been commenced or threatened by the SEC; and (vi) unless Parent has made the Alternative Funding Election, the shares of Parent common stock to be issued in the Integrated Mergers will have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance. Moreover, each party’s obligation to consummate the Integrated Mergers is subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (in the case of the Company, generally subject to Company Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers and, in the case of Parent, Holdings, Merger Sub and Merger Sub LLC, subject to a Parent Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers, (b) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement, (c) there having not been since the date of the Merger Agreement, in the case of the Company, a Company Material Adverse Effect, and, in the case of Parent, a Parent Material Adverse Effect, and (d) each of the Company and Parent having received written opinions from certain specified parties that the Integrated Mergers will qualify as a tax-free reorganization under the tax code. However, in the event of a Parent Material Adverse Effect or if the written tax opinion required to be delivered to the Company in connection with the Integrated Mergers cannot be delivered, Parent may elect, in its sole discretion, to pay 100% of the Merger Consideration in cash, subject to certain conditions (the “Alternative Funding Election”). If the Integrated Mergers are not consummated on or before February 24, 2017 (the “End Date”) (to be extended at the election of either party to August 24, 2017 if the only condition not satisfied at such time is the receipt of the Required Antitrust Approvals), either party may terminate the Merger Agreement. Consummation of the Integrated Mergers is not subject to a financing condition.

The Merger Agreement provides that, without Parent’s agreement, the closing of the Integrated Mergers shall not occur earlier than the third business day immediately following the final day of the Marketing Period, a term which is defined in the Merger Agreement to be the first period of 15 consecutive business days throughout which (i) Parent shall have received certain financial information regarding the Company required in connection with Parent obtaining debt financing for the transactions contemplated by the Merger Agreement and (ii) the conditions to each party’s obligation to consummate the Integrated Mergers have been satisfied throughout such 15 business day period (other than those conditions that by their nature are to be satisfied on the closing date and, with respect to the Company shareholder approval condition, as if such condition had been satisfied on the tenth business day preceding the date such meeting is held and approval obtained). The Marketing Period will not include certain “black-out” periods centered around the Thanksgiving and Christmas holidays and is subject to customary terms and conditions.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to approval of the Integrated Mergers by the Company’s stockholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Company’s board of directors has determined is or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). The parties have also agreed to use their reasonable best efforts to consummate the Integrated Mergers.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). If the Merger Agreement is terminated (i) by either party because the stockholders of the Company fail to adopt the Merger Agreement or (ii) by Parent as a result of fraud or willful and material breach of any covenant, agreement, representation or warranty of the Merger Agreement by the Company, then in the case of either clause (i) or (ii), the Company will be required to pay the documented expenses of Parent, Holdings, Merger Sub, Merger Sub LLC and their affiliates up to $5 million. In addition, the Company will be required to pay Parent a termination fee equal to $20 million if the Merger Agreement is terminated under certain circumstances, including by the Company to enter into an acquisition agreement that constitutes a Superior Proposal or because the Company Board adversely changed its recommendation to stockholders to vote in favor of the Integrated Mergers or took certain other related adverse actions. The Company also would be required to pay Parent a termination fee equal to $20 million if the Merger Agreement is terminated due to either the failure to obtain approval of the Company’s stockholders or the conditions to close were not satisfied before the End Date, and an alternative acquisition proposal is consummated within 12 months of the termination, subject to certain conditions. Further, if the Merger Agreement is terminated by the Company as a result of fraud or willful and material breach of any covenant, agreement, representation, warranty of the Merger Agreement by Parent, Parent will be required to pay the documented expenses of the Company and its affiliates up to $5 million. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, Parent has agreed to use its reasonable best efforts to take or cause to be taken all actions necessary or advisable to arrange and obtain debt financing for the transactions contemplated by the Merger Agreement. In connection with the execution of the Merger Agreement, on August 24, 2016, Holdings obtained financing commitments as described in Item 8.01 below.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent, Holdings, Merger Sub and Merger Sub LLC. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent, Holdings, Merger Sub and Merger Sub LLC in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

Third Amendment to the Amended and Restated Rights Agreement

In connection with the Merger Agreement and the transactions contemplated thereby, the Company and the Rights Agent, have entered into the Third Amendment, dated as of August 24, 2016 (the “Amendment”), to the Amended and Restated Rights Agreement (as amended from time to time, the “Rights Agreement”) to provide that (i) none of Parent, Holdings, Merger Sub, Merger Sub LLC or their Subsidiaries, Affiliates or Associates (as such terms are defined in the Rights Agreement) shall be an Acquiring Person or a Related Person (each term as defined in the Rights Agreement) under the Rights Agreement by reason of the performance, approval, execution, delivery, announcement or consummation of the Transactions, including the voting agreements that Parent has entered into with certain stockholders of the Company in connection with the execution of the Merger Agreement (an “Exempt Event”), (ii) neither a “Stock Acquisition Date” nor a “Distribution Date” (each term as defined in the Rights Agreement) shall occur by reason of an Exempt Event, (iii) neither a “Trigger Event” (as such term is defined in the Rights Agreement), nor any of the transactions described in Section 11(a) or Section 13 of the Rights Agreement shall occur by reason of an Exempt Event, and (iv) the definition of “Expiration Date” has been amended to mean the earlier of (1) the close of business on March 31, 2017, (2) the time at which the Rights (as defined in the Rights Agreement) are redeemed or exchanged as provided in Sections 23 and 24 of the Rights Agreement and (3) immediately prior to the Effective Time of the First-Step Merger (but only if the Effective Time shall occur).

The Amendment also provides that if for any reason the Merger Agreement is terminated in accordance with its terms, the Amendment will be of no further force and effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the execution of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 8.01 Other Events

Voting Agreements

In connection with the execution of the Merger Agreement, Parent has entered into voting agreements with certain stockholders of the Company, including (i) J. Brendan Barba and The Brendan Barba GRAT Number Nine, which collectively beneficially own approximately 9.07% of the Company’s outstanding shares; (ii) Carolyn D. Vegliante, on behalf of herself and her children, who beneficially owns approximately 3.97% of the Company’s outstanding shares; (iii) Lauren K. Powers, who beneficially owns approximately 2.82% of the Company’s outstanding shares; (iv) John J. Powers, the 2012 Lauren Powers Trust FBO Kyle Powers, the 2012 Lauren Powers Trust FBO Ryan Powers, the 2012 Lauren Powers Trust FBO Griffin Powers and the 2012 Lauren Powers Trust FBO Brenna Powers, which collectively beneficially own approximately 2.33% of the Company’s outstanding shares; (v) Paul C. Vegliante, the 2012 Paul Vegliante Children’s Trust and the 2012 Carolyn Vegliante Children’s Trust, which collectively beneficially own approximately 2.18% of the Company’s outstanding shares; (vi) Paul M. Feeney, beneficially owns approximately 1.08% of the Company’s outstanding shares; and (vii) Soko Marie Angel, who beneficially owns approximately 0.04% of the Company’s outstanding shares. The voting agreements generally require, subject to certain exceptions, such stockholders to vote, or cause or direct to be voted, all of the shares of Company Common Stock beneficially owned by them in favor of adoption of the Merger Agreement and the Integrated Mergers and against matters that would reasonably be expected to materially impede, interfere with, delay or postpone any of the transactions contemplated by the Merger Agreement. Additionally, the stockholders are prohibited from (i) taking certain actions to solicit, initiate or knowingly encourage or knowingly facilitate any alternative acquisition proposal provided that the stockholders may take such actions consistent with the Merger Agreement in their respective capacities as officers or directors of the Company or (ii) transferring their shares, subject to certain exceptions. The voting agreements automatically terminate without any further action required by any person upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; and (c) except as otherwise permitted pursuant to the Merger Agreement, the making of any material change, by amendment, waiver or other modification to any provision of the Merger Agreement that decreases the amount or changes the form of the consideration to the stockholders of the Company.

Holdings Financing Commitments

In connection with the execution of the Merger Agreement, on August 24, 2016, Holdings obtained financing commitments pursuant to a commitment letter signed by Citigroup and Credit Suisse for a seven year first priority, senior secured incremental term loan credit facility in an aggregate principal amount of $500 million. Proceeds of such facility or any alternative financing will be used to pay all or a portion of the aggregate Merger Consideration, to refinance certain indebtedness of the Company, and to pay related fees and expenses in connection with the transactions contemplated by the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc.*

4.1	Third Amendment to the Amended and Restated Rights Agreement, dated as of August 24, 2016, between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC

*	Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the SEC upon request by the Commission.

Forward-Looking Information

This Current Report on Form 8-K is made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate Integrated Mergers with Parent. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Integrated Mergers may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay Parent a termination fee of $20 million or reimbursement of their expenses of up to $5 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of Parent to obtain the necessary financing to complete the Integrated Mergers; (v) the effect of the announcement of the Integrated Mergers on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (vi) risks related to obtaining the requisite consents to the Integrated Mergers, including, without limitation, the receipt of approval of the Company’s stockholders, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; and (vii) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

The Integrated Mergers are subject to certain conditions precedent, including regulatory approvals and approval of the Company’s stockholders. The Company cannot provide any assurance that the proposed Integrated Mergers will be completed, nor can it give assurances as to the terms on which such mergers will be consummated.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction, Parent intends to file a registration statement on Form S-4 with the SEC that will constitute a preliminary prospectus of Parent and include a preliminary proxy statement of the Company. Parent and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction. After the registration statement is declared effective, the Company will mail the definitive proxy statement/prospectus to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Parent and the Company with the SEC at the SEC’s website at www.sec.gov. In addition, you will be able to obtain free copies of these documents by phone, e-mail or written request to Paul M. Feeney, Executive Vice President, Finance and Chief Financial Officer, AEP Industries Inc., 95 Chestnut Ridge Road, Montvale, New Jersey 07645, (201) 807-2330, feeneyp@aepinc.com or Dustin Stilwell, Head-Investor Relations, Berry Plastics Group, Inc., 101 Oakley Street, PO Box 959, Evansville, Indiana 47710, (812) 306-2964, ir@berryplastics.com.

Participants in the Solicitation

Parent and the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Investors may obtain information regarding the names, affiliations and interests of Parent’s directors and executive officers in Parent’s Annual Report on Form 10-K for the year ended September 26, 2015, which was filed with the SEC on November 23, 2015, and its proxy statement for its 2016 Annual Meeting, which was filed with the SEC on January 20, 2016. Investors may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended October 31, 2015, which was filed with the SEC on January 14, 2016, and its proxy statement for its 2016 Annual Meeting, which was filed with the SEC on February 25, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2016	AEP INDUSTRIES INC.

	By:	/s/ LINDA N. GUERRERA
Name: Linda N. Guerrera
Title: Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc.*

4.1	Third Amendment to the Amended and Restated Rights Agreement, dated as of August 24, 2016, between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC

*	Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the SEC upon request by the Commission.